                    U.S. SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 8, 2000

                           Commission File 000-25687

                                Phone.com, Inc.
                           (A Delaware Corporation)

                 I.R.S. Employer Identification No. 94-3219054


                 800 CHESAPEAKE DRIVE, REDWOOD CITY, CA 94063

                                (650) 562-0200

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

On February 24, 2000, Phone.com, Inc. ("Phone.com") filed a Form 8-K to report its acquisition of AtMotion, Inc.,("AtMotion"). Pursuant to Item 7 of Form 8-K, Phone.com indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 is filed to provide the required financial information.

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED


                                ATMOTION, INC.
                         (A DEVELOPMENT STAGE COMPANY)

               INDEX TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                               December 31, 1999




     Unaudited Condensed Balance Sheet as of December 31, 1999

     Unaudited Condensed Statements of Operations for the six months ended December 31, 1999 and 1998

     Unaudited Condensed Statements of Cash Flows for the six months ended December 31, 1999 and 1998

     Notes to Unaudited Condensed Financial Statements

                                 ATMOTION INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       UNAUDITED CONDENSED BALANCE SHEET
                            As of December 31, 1999
                                (in thousands)

ASSETS
Current assets:
         Cash and cash equivalents                                         $  1,353
         Other current assets                                                   133
                                                                           --------
                  Total current assets                                        1,486
Property and equipment, net                                                   3,305
Other long-term assets                                                          146
                                                                           --------
                  Total assets                                             $  4,937
                                                                           ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
         Current portion of equipment loans and
            capital lease obligations                                      $    537
         Accounts payable and accrued liabilities                             1,320
                                                                           --------
                  Total current liabilities                                   1,857
         Equipment loans and capital lease obligations, less
               current                                                        1,784
                                                                           --------
                  Total liabilities                                           3,641
                                                                           --------

Shareholders' equity:
         Redeemable convertible preferred stock                              13,486
         Common stock                                                           770
         Notes receivable from shareholders                                    (689)
         Accumulated deficit                                                (12,271)
                                                                           --------
                  Total shareholders' equity                                  1,296
                                                                           --------
                  Total liabilities and shareholders' equity               $  4,937
                                                                           ========

See accompanying notes to unaudited condensed financial statements.

                                ATMOTION, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
              For the Six Months Ended December 31, 1999 and 1998
                                (in thousands)

                                           1999      1998
                                        ---------  --------
Net revenues                            $       -  $      -
                                        ---------  --------

Operating expenses:
     Research and development               2,897     2,035
     General and administrative             1,250       640
                                        ---------  --------

          Total operating expenses          4,147     2,675
                                        ---------  --------
          Loss from operations             (4,147)   (2,675)


        Other expenses, net                   (42)      (39)
                                        ---------  --------
Net loss                                   (4,189)   (2,714)
                                        ---------  --------

Preferred stock accretion                    (501)        -
                                        ---------  --------

Net loss attributable to common
        shareholders                    $  (4,690) $ (2,714)
                                        =========  ========

See accompanying notes to unaudited condensed financial statements.

                                ATMOTION, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
              For the Six Months Ended December 31, 1999 and 1998
                                (in thousands)

                                                     1999      1998
                                                   -------    -------
Cash flows from operating activities:
 Net loss                                          $(4,690)   $(2,714)
 Adjustments to reconcile net loss to net cash
   used in operating activities:
   Depreciation                                        542        124
   Preferred stock accretion                           501          -
   Changes in operating assets and liabilities:
    Other assets                                       (88)      (181)
    Accounts payable and accrued liabilities           319        528
                                                   -------    -------
     Net cash used in operating activities          (3,416)    (2,243)
                                                   -------    -------
Cash flows from investing activities:
  Capital expenditures                              (1,929)      (733)
  Proceeds from sale of short-term investments       1,025          -
                                                   -------    -------
     Net cash used in investing activities            (904)      (733)
                                                   -------    -------

Cash flows from financing activities:
 Net proceeds from issuance of convertible
   redeemable preferred stock                          116      1,023
 Net proceeds from issuance of common stock             41         24
 Proceeds from borrowings, net of payments             801      1,206
                                                   -------    -------
    Net cash provided by financing activities          958      2,253
                                                   -------    -------
Decrease in cash and cash equivalents               (3,362)      (723)

Cash and cash equivalents, beginning of period       4,715        885
                                                   -------    -------
Cash and cash equivalents, end of period           $ 1,353    $   162
                                                   =======    =======

See accompanying notes to unaudited condensed financial statements.

                                ATMOTION, INC.
               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

1.   BASIS OF PRESENTATION

     The unaudited condensed financial statements included herein have been prepared by the Company in accordance with generally accepted accounting principles and reflect all adjustments, consisting only of normal recurring adjustments which in the opinion of management are necessary to fairly state the Company's financial position, results of operations, and cash flows for the periods presented. Through December 31, 1999, the Company was active in product development, the acquisition of equipment and facilities, raising capital, and had no revenues. Accordingly, the Company was in the development stage, and the financial statements have been prepared on a going-concern basis. The results of operations for the six months ended December 31, 1999 are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire fiscal year ended June 30, 2000.

2    SUBSEQUENT EVENT

     On December 21, 1999, the Company signed a definitive agreement to be acquired by Phone.com, Inc. In connection with the acquisition, which was completed on February 8, 2000, Phone.com issued 2,280,287 shares of its common stock in exchange for all of the outstanding common stock and preferred stock of AtMotion, and assumed options and warrants of AtMotion for total consideration valued at approximately $285.2 million.

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)


                     For the year ended June 30, 1999 and
                      the periods from November 10, 1997
               (date of incorporation) to June 30, 1998 and 1999



Report of Independent Auditors

Audited Financial Statements

Balance Sheets
Statements of Operations
Statements of Shareholders' Equity
Statements of Cash Flows
Notes to Financial Statements

                         Report of Independent Auditors

The Board of Directors and Shareholders
AtMotion Inc.

We have audited the accompanying balance sheets of AtMotion Inc. (a development stage company, formerly known as Arabesque Communications, Inc.) as of June 30, 1999 and 1998, and the related statements of operations, shareholders' equity, and cash flows for the year ended June 30, 1999 and for the periods from November 10, 1997 (date of incorporation) to June 30, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AtMotion Inc. at June 30, 1999 and 1998, and the results of its operations and its cash flows for the year ended June 30, 1999 and for the periods from November 10, 1997 (date of incorporation) to June 30, 1998 and 1999, in conformity with generally accepted accounting principles.

                                                 /s/ Ernst & Young LLP

San Jose, California
August 6, 1999

                                 AtMotion Inc.
                         (a development stage company
               formerly known as Arabesque Communications, Inc.)

                                Balance Sheets

                                                                            June 30,
                                                                   1999                  1998
                                                          --------------------------------------------
Assets
Current assets:
  Cash and cash equivalents                                   $    4,714,868         $     885,366
  Short-term investments                                           1,025,693                     -
  Prepaid expenses and other current assets                           80,001                 6,345
                                                          --------------------------------------------
Total current assets                                               5,820,562               891,711

Property and equipment:
  Computers                                                        2,180,987               338,877
  Software                                                            48,903                26,961
  Furniture and equipment                                            100,098                 3,672
                                                          --------------------------------------------
                                                                   2,329,988               369,510

  Accumulated depreciation                                           448,521                26,560
                                                          --------------------------------------------
                                                                   1,881,467               342,950

Other assets                                                         111,463                     -

                                                          --------------------------------------------
Total assets                                                  $    7,813,492         $   1,234,661
                                                          ============================================


                                                                           June 30,
                                                                   1999                 1998
                                                          --------------------------------------------
Liabilities and shareholders' equity
Current liabilities:
   Accounts payable                                           $      414,611         $     246,693
   Accrued payroll and related expenses                              347,313                 1,466
   Payable to related parties                                        240,458                25,910
   Current portion of line of credit                                 660,825                     -
   Current portion of capital lease obligations                      192,608                     -
                                                          --------------------------------------------
Total current liabilities                                          1,855,815               274,069

Long-term liabilities:
   Line of credit, less current portion                               43,342                     -
   Long-term capital lease obligations                               587,183                     -
                                                          --------------------------------------------
Total long-term liabilities                                          630,525                     -

Commitments

Shareholders' equity:
   Redeemable convertible preferred stock,
    no par value:
       Authorized shares - 8,829,365
       Issued and outstanding shares - 6,877,690
        in 1999 and 1,912,500 in 1998, net of
        issuance costs                                            12,868,747             1,871,879

       Aggregate liquidation preference -
        $12,530,606 and $1,912,500 at
        June 30, 1999 and 1998

   Common stock, no par value:
     Authorized shares - 50,000,000
     Issued and outstanding shares - 3,204,400
      in 1999 and 2,895,000 in 1998                                   99,816                36,600
   Notes receivable from shareholders                                (59,970)              (30,900)
   Deficit accumulated during the development
    stage                                                         (7,581,441)             (916,987)
                                                          --------------------------------------------
Total shareholders' equity                                         5,327,152               960,592
                                                          --------------------------------------------
Total liabilities and shareholders' equity                    $    7,813,492         $   1,234,661
                                                          ============================================

                            See accompanying notes.

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                           Statements of Operations

                                                                              PERIOD FROM       PERIOD FROM
                                                                              NOVEMBER 10,      NOVEMBER 10,
                                                                                  1997              1997
                                                                                (DATE OF          (DATE OF
                                                                             INCORPORATION)    INCORPORATION)
                                                             YEAR ENDED           TO                 TO
                                                              JUNE 30,          JUNE 30,          JUNE 30,
                                                                1999              1998              1999
                                                           --------------------------------------------------
Net revenues                                               $          -      $         -         $          -

Operating expenses:
 Research and development                                     4,670,879          591,745            5,262,624
 General and administrative                                   1,488,927          320,142            1,809,069
                                                           --------------------------------------------------
Total operating expenses                                      6,159,806          911,887            7,071,693
                                                           --------------------------------------------------

Loss from operations                                         (6,159,806)        (911,887)          (7,071,693)

Interest and other expense                                     (196,965)          (7,548)            (204,513)
Interest and other income                                        55,725            2,448               58,173
                                                           --------------------------------------------------
Net loss                                                     (6,301,046)        (916,987)          (7,218,033)

Accretion of preferred stock                                   (363,408)               -             (363,408)
                                                           --------------------------------------------------
Net loss applicable to common shareholders                 $ (6,664,454)     $  (916,987)        $ (7,581,441)
                                                           ==================================================

                            See accompanying notes.

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                      Statements of Shareholders' Equity

    Period from November 10, 1997 (date of incorporation) to June 30, 1999



                                                                                                            Deficit
                                        Convertible                                        Notes          Accumulated
                                      Preferred Stock             Common Stock           Receivable        During the
                       --------------------------------------------------------------       From          Development
                         Shares           Amount           Shares            Amount      Shareholders        Stage          Total
                       -------------------------------------------------------------------------------------------------------------

 Issuance of common
  stock to founders
  in February and
  April 1998                     -      $         -        2,810,000       $   28,100     $   (23,400)    $        -    $     4,700
 Issuance of common
  stock upon exercise
  of options  from
  January to May 1998            -                -           85,000            8,500          (7,500)              -         1,000
 Issuance of Series A
  convertible preferred
  stock at $1.00 per
  share for cash and
  conversion of notes
  payable and accrued
  interest, net of
  issuance costs in
  April 1998             1,912,500        1,871,879                -                -               -               -     1,871,879
 Net loss                        -                -                -                -               -        (916,987)     (916,987)
                        -----------------------------------------------------------------------------------------------------------
 Balance at June 30,
  1998                   1,912,500        1,871,879        2,895,000           36,600         (30,900)       (916,987)      960,592
 Issuance of common
  stock upon exercise
  of options from
  August 1998 to May
  1999                           -                -          301,000           59,245         (52,470)              _         6,775
 Sale of common stock
  in February 1999               -                -            8,400            1,428               -               -         1,428
 Issuance of warrants
  for common stock               -                -                -            2,543               -               -         2,543
 Collection of notes
  receivable from
  shareholders                   -                -                -                -          23,400               -        23,400
 Issuance of Series A
  convertible preferred
  stock at $1.00 per
  share, net of issuance
  costs in September
  1998                     500,000          493,905                -                -               -               -       493,905
 Issuance of Series A1
  convertible preferred
  stock at $1.40 per
  share, net of issuance
  costs in October 1998    357,143          495,428                -                -               -               -       495,428
 Issuance of warrants
  for Series A
  convertible preferred
  stock                          -           33,750                -                -               -               -        33,750
 Issuance of Series B
  convertible preferred
  stock at $2.25 per
  share for cash
  and conversion of
  notes payable and
  accrued interest, net
  of issuance costs in
  April 1999             3,358,047        7,505,491                -                -               _               -     7,505,491
 Issuance of warrants
  for Series B
  convertible preferred
  stock                          -           50,625                -                -               -               -        50,625
 Issuance of Series B1
  convertible preferred
  stock at $2.75 per
  share for cash and
  conversion of notes
  payable and accrued
  interest, net of
  issuance costs in
  April 1999               750,000        2,054,261                -                -               -               -     2,054,261
 Accretion of
  preferred stock                -          363,408                -                -               -        (363,408)            -
 Net loss                        -                -                -                -               -      (6,301,046)   (6,301,046)
                        -----------------------------------------------------------------------------------------------------------
Balance at June 30,
 1999                    6,877,690      $12,868,747        3,204,400       $   99,816     $   (59,970)    $(7,581,441)  $ 5,327,152
                        ===========================================================================================================

                            See accompanying notes.

                                 AtMotion Inc.
                         (a development stage company,
                   formerly Arabesque Communications, Inc.)

                           Statements of Cash Flows


                                                                                       Period From       Period From
                                                                                       November 10,      November 10,
                                                                                           1997              1997
                                                                                         (Date of          (Date of
                                                                      Year Ended      Incorporation)    Incorporation)
                                                                       June 30,        to June 30,       to June 30,
                                                                         1999              1998              1999
                                                                   ---------------------------------------------------
Operating activities
Net loss                                                               $(6,301,046)       $ (916,987)      $(7,218,033)
Adjustments to reconcile net loss to
 net cash provided by operating activities:
  Depreciation                                                             421,961            26,560           448,521
  Warrants                                                                  64,540                 -            64,540
  Changes in operating assets and liabilities:
   Prepaid expenses and other current assets                               (73,656)           (6,345)          (80,001)
   Accounts payable                                                        359,676           272,603           632,279
   Accrued payroll and related expenses                                    368,637             1,466           370,103
   Other assets                                                           (111,463)                -          (111,463)
                                                                   ---------------------------------------------------
Net cash used in operating activities                                   (5,271,351)         (622,703)       (5,894,054)

Investing activities
Purchases of property and equipment                                     (1,022,687)         (369,510)       (1,392,197)
Purchases of available-for-sale securities                              (1,025,693)                -        (1,025,693)
                                                                   ---------------------------------------------------
Net cash used in investing activities                                   (2,048,380)         (369,510)       (2,417,890)

Financing activities
Proceeds from issuance of preferred stock,
 net of issuance costs                                                   9,942,247         1,471,879        11,414,126
Proceeds from notes payable                                                606,838           400,000         1,006,838
Proceeds from issuance of common stock                                       8,203             5,700            13,903
Officer note receivable                                                          -           (35,000)          (35,000)
Payment of officer note receivable                                          23,400            35,000            58,400
Payments on capital leases                                                (135,999)                -          (135,999)
Proceeds from loan payable                                                 750,000                 -           750,000
Repayment of loan payable                                                  (45,456)                -           (45,456)
                                                                   ---------------------------------------------------
Net cash provided by financing activities                               11,149,233         1,877,579        13,026,812
                                                                   ---------------------------------------------------

Net increase in cash and cash equivalents                                3,829,502           885,366         4,714,868
Cash and cash equivalents at beginning of year                             885,366                 -                 -
                                                                   ---------------------------------------------------
Cash and cash equivalents at end of year                               $ 4,714,868        $  885,366       $ 4,714,868
                                                                   ===================================================

Supplemental disclosures of cash flow information
Cash paid for interest                                                 $   113,253        $    7,464       $         -

Supplemental schedules of noncash investing
 and financing activities
Notes payable and accrued interest converted to preferred stock        $   606,838        $  400,000       $ 1,006,838
Issuance of common stock to shareholders for notes receivable          $    52,470        $   30,900       $    83,370
Fixed assets acquired under capital leases                             $   937,791        $        -       $   937,791

                            See accompanying notes.

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                         Notes to Financial Statements

                                 June 30, 1999

1.   Organization and Significant Accounting Policies

Description of Business

AtMotion, Inc. (the Company), a California corporation, formerly known as Arabesque Communications, Inc., was incorporated on November 10, 1997 for the purpose of designing, developing, producing, and marketing an enhanced wireless telecommunications services platform. This platform will provide a suite of applications, including wireless access to the Internet, that enhances productivity for the user. Through June 30, 1999, the Company was active in product development, the acquisition of equipment and facilities, raising capital, and had no revenues. Accordingly, the Company was in the development stage.

Basis of Presentation

The Company's primary activities since inception have been devoted to developing its product offerings and related technologies, recruiting of key management and technical personnel, and raising capital to fund operations. The Company has been unprofitable since inception. As a result, the financial statements are presented in accordance with Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises."

For the year ended June 30, 1999, the Company incurred a net loss of $6,301,046. The financial statements have been prepared on a going-concern basis. The Company will require additional financing during fiscal 2000. The Company anticipates raising capital through the sales of preferred stock and believes that sufficient outside financing sources will be available to meet its requirements. If sufficient outside financing is not available, the Company believes it can reduce expenses within the limits of current financial resources and still make progress toward accomplishing its business objectives, although at a slower pace.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                   Notes to Financial Statements (continued)

1.   Organization and Significant Accounting Policies (continued)

Financial Instruments

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are invested in money market funds with major financial institutions.

The Company has classified all investments as available-for-sale. Available-for-sale securities are carried at fair market value based on quoted market prices with unrealized gains and losses, net of tax, reported in shareholders' equity. Realized gains and losses and declines in value judged to be other than temporary on available-for-sale securities are included in interest income. The Company invests its excess cash in high-quality, short-term debt instruments. None of the Company's debt security instruments have maturities greater than one year. Interest and dividends on the investments are included in interest income. As of June 30, 1999 and 1998, there were no material realized gains or losses on investments.

The following table presents the estimated fair value of the Company's investments by balance sheet classification:

                                              June 30, 1999                      June 30, 1998
                                    -------------------------------      -----------------------------
                                      Amortized            Fair            Amortized            Fair
                                         Cost              Value              Cost              Value
                                    -------------------------------      -----------------------------
Money market funds                  $    846,274         $  846,274      $  703,084           $703,084
Commercial paper                       1,999,608          1,999,608               -                  -
                                    -------------------------------      -----------------------------
Amounts included in cash
 and cash equivalents                  2,845,882          2,845,882         703,084            703,084

Commercial paper                       1,025,693          1,025,693               -                  -
                                    -------------------------------      -----------------------------
Amounts included in
 short-term investments                1,025,693          1,025,693               -                  -
                                    -------------------------------      -----------------------------
Total available-for-sale
 securities                         $  3,871,575         $3,871,575      $  703,084           $703,084
                                    ===============================      =============================

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                   Notes to Financial Statements (continued)

1. Organization and Significant Accounting Policies (continued)

Fair Value of Other Financial Instruments

The carrying and estimated fair values of the Company's other financial instruments at June 30, 1999 were as follows:

                                Carrying         Estimated Fair
                                  Value              Value
                                -------------------------------
  Line of credit                $704,167            $704,167
  Capital leases                $779,791            $779,791

The Company had no outstanding debt at June 30, 1998. The fair value of the Company's obligations under lines of credit and capital leases are based on current rates offered to the Company for similar debt instruments of the same remaining maturities.

Research and Development

Research and development expenses include costs of developing new products and processes as well as design and engineering costs. Such costs are charged to expense as incurred.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Property and equipment are depreciated for financial reporting purposes using the straight-line method over the estimated useful lives of three years.

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                   Notes to Financial Statements (continued)

1. Organization and Significant Accounting Policies (continued)

Accounting for Stock-Based Compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB Opinion No. 25), and related interpretations in accounting for its employee stock options because, as discussed in Note 4, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. As permitted under FAS 123, the Company has elected to follow APB Opinion No. 25 and related interpretations in accounting for stock-based awards to employees and to adopt the "disclosure only" alternative described in FAS 123.

Concentration of Credit Risk

The Company maintains its investments with two financial institutions. The Company performs periodic evaluations of the relative credit standing of the institutions that are considered in the Company's investment strategy. To date, the Company has not incurred losses related to these investments.

Accounting for Internal-Use Computer Software

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use and identifies the characteristics of internal-use software. The Company's accounting policy with respect to accounting for computer software developed or obtained for internal use is consistent with SOP 98-1. Software is amortized for financial reporting purposes using the straight-line method over the estimated useful life of three years.

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                   Notes to Financial Statements (continued)

1. Organization and Significant Accounting Policies (continued)

Financial Presentation

Certain prior year amounts on the financial statements have been reclassified to conform to the current year presentation.

Comprehensive Income

In June 1997, the Financial Accounting Standards Board released Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (FAS
130). FAS 130 establishes standards for the reporting and display of comprehensive income and its components and was effective for fiscal 1999. The adoption of FAS 130 had no impact on net loss or shareholders' equity.

2. Notes Payable and Line of Credit

The Company has a $750,000 line of credit that expires on December 4, 2000, of which $0 was available on June 30, 1999. Borrowings under the line of credit bear interest at the bank's prime rate (7.75% at June 30, 1999). The line of credit requires the Company to place all of its assets as collateral and restricts the payments of cash dividends on the Company's stock. As of June 30, 1999, the Company had approximately $704,000 outstanding under the line of credit.

In connection with the line of credit, the Company issued warrants to purchase up to 3,333 shares of Series B preferred stock at a price of $2.25 per share. The warrants are exercisable immediately and expire ten years from the date of grant. The fair value of the warrants was approximately $5,600 and is being amortized as interest expense over the term of the line of credit.

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                   Notes to Financial Statements (continued)

2. Notes Payable and Line of Credit (continued)

In February 1999, the Company issued $600,000 of promissory notes that bear interest at 8.00% per annum to related parties. In connection with such notes, the Company issued warrants to purchase up to 26,667 shares of Series B preferred stock at a price of $2.25 per share. The warrants are exercisable immediately and expire ten years from the date of grant. The fair value of the warrants was approximately $45,000 and was originally recorded as capitalized debt issuance costs. In April 1999, the Company converted the promissory notes into Series B preferred stock (see Note 4), which resulted in expensing the unamortized portion of the debt issuance costs.

3. Lease Obligations

The Company leases its facility under a noncancelable operating lease, expiring in January 2003. The agreement provides for a rent escalation each year. Rent expense under operating leases was $360,000 and $47,000 for the year ended June 30, 1999 and for the period from November 10, 1997 (date of incorporation) to June 30, 1998, respectively.

The Company entered into two lease agreements during the year and the total available credit available under these agreements was approximately $1,200,000 as of June 30, 1999. As of June 30, 1999, the Company had $779,791 outstanding under its capital lease agreements. Borrowings under the lease agreements bear interest at the weighted average interest rate of 14.9% as of June 30, 1999. For the assets financed under these agreements, the Company has accounted for the leases as a capital lease. Property and equipment at June 30, 1999 and 1998 include assets under capitalized leases of $937,791 and $0, respectively. Accumulated amortization related to leased assets was $251,038 and $0 at June 30, 1999 and 1998, respectively. In connection with the lease agreements, the Company issued warrants to purchase up to 45,000 shares of Series A preferred stock at a price of $1.00 per share. The warrants are exercisable immediately and expire ten years from the date of grant. The fair value of the warrants was approximately $33,750 and is being amortized as interest expense over the term of the lease agreements.

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                   Notes to Financial Statements (continued)

3. Lease Obligations (continued)

Future minimum lease payments under capital leases and operating leases are as follows:

                                                                  Capital            Operating
                                                                   Leases             Leases
                                                               -------------------------------
     Years ending June 30:
     2000                                                      $    298,929         $  467,555
     2001                                                           329,529            483,402
     2002                                                           328,500            500,321
     2003                                                            43,074            297,727
     2004                                                                 -                  -
     Thereafter                                                           -                  -
                                                               -------------------------------

     Total minimum lease and principal payments                   1,000,032         $1,749,005
                                                                                    ==========
     Amount representing interest                                   220,241
                                                               ------------
     Present value of future lease payments                         779,791
     Current portion of capital lease obligations                   192,608
                                                               ------------
     Noncurrent portion of capital lease obligations
                                                               $    587,183
                                                               ============

4. Shareholders' Equity

Founders' Shares

During the year ended June 30, 1998, the Company issued 2,810,000 shares of common stock at $0.01 per share to the founders of the Company for cash proceeds of $4,700 and full-recourse notes receivable of $23,400. The founders' shares are subject to adjustment for certain events, including mergers, stock dividends, stock splits, and other events. The founders' stock rights have provisions whereby 1,275,000 shares vested immediately upon purchase. The remaining shares vest over a four-year period beginning on the purchase date. In the event a founder's employment with the Company is terminated, the Company has the right to repurchase all unvested shares from the founder at $0.01 per share. At June 30, 1999 and 1998, approximately 950,000 and 1,405,000 shares, respectively, were subject to repurchase by the Company at the original issuance price.

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                   Notes to Financial Statements (continued)

4. Shareholders' Equity (continued)

Convertible Preferred Stock

The following is a summary of the authorized and issued preferred stock:

                                                                       Shares Issued and Outstanding
                                                                      -------------------------------
                                                   Shares                         June 30,
                Series                           Authorized               1999                1998
         --------------------------------------------------------------------------------------------
                  A                             2,500,000               2,412,500           1,912,500
                  A1                              357,143 (1)             357,143                   -
                  B                             4,222,222 (1)           3,358,047                   -
                  B1                            1,750,000 (1)             750,000                   -
                                               ------------------------------------------------------
         Total preferred stock                  8,829,365               6,877,690           1,912,500
                                               ======================================================

(1) Shares were authorized during the current fiscal year.

All preferred shareholders have the same voting rights as common shareholders. Each share of Series A, A-1, B, and B-1 preferred stock has a number of votes equal to the number of shares of common stock into which it is convertible. As long as a majority of the Series A, A-1, B, and B-1 preferred stock shares originally issued remain outstanding, the holders of the Series A, A-1, B, and B-1 preferred stock, voting as a separate class, shall be entitled to elect one director to the Board of Directors.

In the event of any voluntary or involuntary liquidation of the Company, Series A, A-1, B, and B-1 holders are entitled to liquidation preferences of $1.00, $1.40, $2.25, and $2.75, respectively, per share plus any accrued dividends. Any remaining assets would be distributed to the holders of common stock and preferred stock on a pro rata basis, as if such preferred stock was converted to common stock, until the holders of Series A, A-1, B, and B-1 preferred stock shall have received an additional amount of $2.00, $2.80, $4.50, and $5.50 per share, respectively. All remaining assets would be distributed on a pro rata basis solely among the holders of common stock.

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                   Notes to Financial Statements (continued)

4. Shareholders' Equity (continued)

Convertible Preferred Stock (continued)

At any time after March 24, 2004, upon written request from the holders of two-thirds or more of the then outstanding shares of any preferred stock, all of the shares requested of such holders' shares of preferred stock shall be redeemed. The redemption amount shall be equal to $1.00, $1.40, $2.25, and $2.75 per share plus any declared but unpaid dividends plus interest at the rate of $0.08, $0.112, $0.18, and $0.22 per share, per annum for Series A, A-1, B, and B-1 preferred stock, respectively.

The holders of preferred stock are entitled to receive dividends when and if declared by the Board of Directors. The dividends are payable in preference and priority to any payment of any dividend on common stock of the Company. Such dividends are not cumulative, and no right accrues to the holders of preferred stock. No dividends have been declared to date.

Each share of preferred stock is convertible at the option of the holder and is determined by dividing $1.00, $1.40, $2.25, and $2.75 for Series A, A-1, B, and B-1 preferred stock, respectively, by the applicable conversion price. Therefore, at the current conversion price, each share of any preferred stock will convert into one share of common stock. The conversion price per share for any preferred stock shall be adjusted for certain recapitalizations, splits, and combinations. The preferred stock automatically converts into shares of common stock at the conversion price in effect upon the earlier of (i) the closing of an underwritten public offering registered under the Securities Act of 1933, as amended, covering the offer and sale of common stock at a public offering price of not less than $7.00 per share (adjusted for stock dividends, stock splits, or recapitalizations) with aggregate cash proceeds to the Company of at least $15,000,000; or (ii) the date specified by written consent or agreement of the holders of two-thirds of the then outstanding shares of preferred stock.

The Company recorded accretion of preferred stock of $363,408 in 1999 for the interest accrued to the holders of preferred stock.

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                   Notes to Financial Statements (continued)

4. Shareholders' Equity (continued)

Common Stock

The Company is authorized to issue up to 50,000,000 shares of common stock. As of June 30, 1999 and 1998, a total of 3,204,400 and 2,895,000 shares of common stock, respectively, were issued and outstanding.

Common stock was reserved for issuance as follows:

                                                         June 30,
                                                           1999
                                                        ---------

     Convertible preferred stock outstanding            6,877,690
     Stock options                                      1,114,000
                                                        ---------
                                                        7,991,690
                                                        =========

Stock Plan

The Company's 1998 Stock Plan (the Plan) provides for the granting of incentive stock options and nonstatutory stock options as determined by the Board of Directors. Per the Plan, the exercise price of incentive stock options and nonstatutory stock options granted to an employee or service providers, who respectively at the time of grant own stock representing more than 10% of the voting power of all classes of the stock of the Company, shall be granted at no less than 110% of the fair market value per share of the common stock on the date of grant. The exercise price of nonstatutory stock options granted to other service providers shall be at no less than 85% of the fair market value per share of the common stock on the date of grant. Except in the case of options granted to officers, directors, and consultants, options shall become exercisable at a rate of no less than 20% per year over five years from the date of the option grant. All option grants shall be eligible for early exercise, but unvested shares shall be subject to repurchase. The term of each option grant will be no more than ten years. However, in the case of an incentive stock option issued to an optionee who, at the time of grant, owns stock representing more than 10% of the voting power of all classes of the stock of the Company, the term of the option will be no more than five years.

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                   Notes to Financial Statements (continued)

4. Shareholders' Equity (continued)

Stock Plan (continued)

Rights to immediately purchase stock may also be granted under the Plan with terms, conditions, and restrictions determined by the Board of Directors. Except for shares purchased by officers, directors, and consultants, shares acquired through stock purchase rights vest over a period not to exceed five years with 20% vesting each year. Any unvested shares acquired are subject to repurchase by the Company.

Information with respect to the Plan is summarized as follows:

                                                                                      Outstanding Options
                                                      Shares               ---------------------------------------
                                                   Available For             Number of          Weighted Average
                                                       Grant                  Shares            Price Per Share
                                                   ---------------------------------------------------------------
 Shares reserved                                     1,500,000                      -                 $   -
 Options granted                                      (280,500)               280,500                 $0.10
 Options exercised                                           -                (85,000)                $0.10
 Options canceled                                       35,000                (35,000)                $0.10
                                                   ----------------------------------
Balance at June 30, 1998                             1,254,500                160,500                 $0.10
 Shares reserved                                             -                      -                 $   -
 Options granted                                    (1,264,700)             1,264,700                 $0.21
 Options exercised                                           -               (301,000)                $0.20
 Options canceled                                      110,200               (110,200)                $0.11
                                                   ----------------------------------
Balance at June 30, 1999                               100,000              1,014,000                 $0.22
                                                   ==================================

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                   Notes to Financial Statements (continued)

4. Shareholders' Equity (continued)

Stock Plan (continued)

The following table summarizes information about stock options outstanding and exercisable at June 30, 1999:

                                               Options Outstanding
                         ------------------------------------------------------------
                                 Number         Weighted Average
                           Outstanding as of       Remaining        Weighted Average
        Range of                June 30,        Contractual Life     Exercise Price
     Exercise Prices              1999
     --------------------------------------------------------------------------------
          $0.10                 337,500               9.16               $0.10
          $0.17                 349,500               9.65               $0.17
          $0.35                 327,000               9.90               $0.35
                           ------------
          Total               1,014,000               9.58               $0.22
                           ============

At June 30, 1999, 67,382 options were vested, and 319,231 shares were subject to repurchase by the Company at the original issuance price. At June 30, 1998, no options were vested, and 85,000 shares were subject to repurchase by the Company at the original issuance price.

Stock-Based Compensation

Pro forma information regarding net loss is required by FAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted during the years ended June 30, 1999 and 1998 under the fair value method of FAS 123. The fair value for options was estimated at the date of grant using the minimum value method with the following weighted average assumptions: a risk-free interest rate of 6.4% and 5.4% for 1999 and 1998, respectively; no dividend yield or volatility factors of the expected market price of the Company's common stock for both years; and a weighted average expected life of the option of ten years for both years.

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                   Notes to Financial Statements (continued)

4. Shareholders' Equity (continued)

Stock-Based Compensation (continued)

The option valuation models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The difference between the reported loss and the pro forma loss for the years ended June 30, 1999 and 1998 was not material.

The options' weighted average grant-date fair value, which is the value assigned to the options under FAS 123, was $0.10 and $0.04 for options granted during 1999 and 1998, respectively.

The pro forma impact of options on the net loss for the year ended June 30, 1999 is not representative of the effects on net income (loss) for future years, as future years will include the effects of options vesting as well as the impact of multiple years of stock option grants. The full effect of FAS 123 will not be fully reflected until 2001.

Warrants to Consultants

During the year ended June 30, 1999, the Company issued warrants to consultants to purchase up to 27,900 shares of common stock at a price ranging from $0.10 to $0.35 per share. The warrants are exercisable immediately, and the vesting terms range from immediately to two years. The fair value of the warrants was approximately $2,500 and was expensed during the year. The warrants will be remeasured to fair value until they have vested.

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                   Notes to Financial Statements (continued)

5. Related Parties

During the year ended June 30, 1999 and the period from November 10, 1997 (date of incorporation) to June 30, 1998, the Company incurred legal fees of approximately $87,000 and $53,000, respectively, for services rendered by Wilson Sonsini Goodrich & Rosati, a law firm in which a current member of the Board of Directors of the Company is a senior partner. As of June 30, 1999 and 1998, the amount owed to Wilson Sonsini Goodrich & Rosati was approximately $23,000 and $26,000, respectively.

During the year ended June 30, 1999, one of the Company's suppliers became an investor in the Company. During the year, the Company purchased approximately $500,000 from the supplier. As of June 30, 1999, the Company had an outstanding payable balance to the supplier of approximately $218,000.

6. Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (FAS 109), which provides for the establishment of deferred tax assets and liabilities for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of June 30, 1999 and 1998, the Company has total deferred tax assets of approximately $3,003,000 and $391,000, respectively, relating primarily to federal and California net operating loss carryforwards and research and development credits. The valuation allowance increased by $2,612,000 and $391,000 during the years ended June 30, 1999 and 1998, respectively. The net deferred asset has been fully offset by a valuation allowance as it is "more likely than not" that the Company will realize the benefit of this asset in the future. The federal and California net operating loss carryforwards of approximately $5,766,000 expire in 2013 and 2019, respectively. Utilization of the net operating losses may be subject to a substantial annual limitation due to the ownership change regulations provided by the Internal Revenue Code and similar state provisions, which may result in the expiration of net operating losses before utilization.

                                 AtMotion Inc.
                         (a development stage company,
               formerly known as Arabesque Communications, Inc.)

                   Notes to Financial Statements (continued)

7. Subsequent Event (Unaudited)

In September 1999, the Company entered into a new equipment line of credit agreement with the same financial institution in which it has a $750,000 equipment lease (see Note 3). The new equipment line of credit increases the Company's borrowing capacity with the financial institution from $750,000 to $2,000,000. The total amount borrowed under the two agreements shall not exceed $2,000,000. Borrowings under the equipment line of credit bear interest at 13%. The equipment line of credit requires the Company to place all of the assets financed under the line as collateral.

In connection with the equipment line of credit, the Company issued warrants to purchase up to 17,818 shares of Series B-1 preferred stock at a price of $2.75 per share. The warrants are exercisable immediately and expire ten years from the date of grant. The fair value of the warrants is approximately $37,000 and will be amortized as interest expense over the term of the equipment line of credit.

8. Year 2000 (Unaudited)

The Company has determined that its current computer systems are year 2000 compliant and would function properly with respect to dates in the year 2000 and beyond. The Company has not noted any year 2000 issues with its products; however, the Company has not performed significant testing with respect to its products. The cost of year 2000 initiatives is not expected to be material to the Company's results of operations or financial position. The Company has yet to initiate discussions with all of its third-party relationships to ensure that those parties have appropriate plans in place to correct all of their year 2000 issues. While the Company believes its planning efforts are adequate to address its year 2000 concerns, there can be no assurance that the systems and products of other companies on which the Company's operations rely will be converted on a timely basis and will not have a material adverse effect on the Company's results of operations.

(b)  PRO FORMA FINANCIAL INFORMATION


                       PHONE.COM, INC. AND SUBSIDIARIES
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results of operations or financial position that actually would have been realized had Phone.com, and the WAP business of APiON and AtMotion ("the Companies") been a combined company during the specified periods. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Phone.com and the Companies, included elsewhere in this submission and in Phone.com's S-1 Registration Statement filed October 28, 1999. The following unaudited pro forma combined condensed financial statements give effect to Phone.com's acquisitions of the Companies using the purchase method of accounting. The pro forma combined condensed financial statements are based on the respective historical audited and unaudited financial statements and related notes of Phone.com and the Companies.

     The pro forma adjustments are preliminary and are based upon available information and certain assumptions that management believes are reasonable.
The pro forma financial data do not necessarily reflect the results of operations or the financial position of the Company that would have resulted had the acquisitions been consummated as of the date or for the period indicated, and the pro forma financial data exclude the non-recurring effects of certain purchase adjustments related to the acquisitions that will be reflected in financial statements prepared in accordance with generally accepted accounting principles. The pro forma adjustments are based on management's preliminary assumptions regarding purchase accounting adjustments that will be determined in accordance with the purchase accounting provisions of Accounting Principles Board Opinion No. 16, "Business Combinations" and related pronouncements. The actual allocation of the purchase price will be adjusted in accordance with Statement of Financial Accounting Standards No. 38, "Accounting for Preacquisition Contingencies of Purchase Enterprises," to the extent that actual amounts differ from management's estimates. The actual adjustments may differ materially from those presented in these pro forma financial statements. A change in the pro forma adjustments would result in a reallocation of the purchase price affecting the value assigned to the long-term tangible and intangible assets or, in some circumstances, resulting in a charge to the statement of operations. The effect of these changes on the statement of operations will depend on the nature and amounts of the assets and liabilities adjusted. See notes to the pro forma combined condensed financial statements.

     The unaudited pro forma combined condensed balance sheet assumes that the acquisition of AtMotion took place on December 31, 1999, and combines Phone.com's December 31, 1999 consolidated balance sheet with AtMotion's December 31, 1999 balance sheet. The Phone.com December 31, 1999 balance sheet includes assets and liabilities relating to the acquisition of the WAP business of APiON, which was completed October 26, 1999. The pro forma combined condensed statements of operations assumes the acquisition took place on July 1, 1998, and combines Phone.com's consolidated statement of operations for the year ended June 30, 1999, and consolidated statement of operations for the six months ended December 31, 1999, with the WAP business of ApiON's statement of operations for the year ended March 31, 1999 and statement of operations for the six months ended December 31, 1999, and AtMotion's statement of operations for the year ended June 30, 1999 and statement of operations for the six months ended December 31, 1999, respectively.

                        PHONE.COM INC. AND SUBSIDIARIES

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               DECEMBER 31, 1999

                                (In thousands)

                                                                       HISTORICAL                          PRO FORMA
                                                               ---------------------------     --------------------------------
                                                                PHONE.COM        ATMOTION       ADJUSTMENTS           COMBINED
                                                               -----------      ----------     -------------        -----------
ASSETS
Current assets:
   Cash and cash equivalents                                   $  276,976       $    1,353     $          -         $   278,329
   Short-term investments                                         228,543                -                -             228,543
   Accounts receivable                                             11,564                -                -              11,564
   Prepaid expenses and other current assets                        2,703              133                -               2,836
                                                               ----------       ----------     ------------         -----------
         Total current assets                                     519,786            1,486                -             521,272

Property and equipment, net                                         9,672            3,305                -              12,977
Deposits and other assets                                           1,789              146                -               1,935
Goodwill and intangible assets, net                               231,852                -          285,174  (a)        517,026
                                                               ----------       ----------     ------------         -----------
                                                               $  763,099       $    4,937     $    285,174         $ 1,053,210
                                                               ==========       ==========     ============         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of equipment loan
      and capital lease obligations                            $      424       $      537     $          -         $       961
   Accounts payable and accrued liabilities                        19,986            1,320            2,000  (a)         23,306
   Deferred revenue                                                46,581                -                -              46,581
                                                               ----------       ----------     ------------         -----------
         Total current liabilities                                 66,991            1,857            2,000              70,848

Equipment loans and capital lease obligations,
   less current portion                                               272            1,784                -               2,056
                                                               ----------       ----------     ------------         -----------
         Total liabilities                                         67,263            3,641            2,000              72,904
                                                               ----------       ----------     ------------         -----------
Stockholders' equity:
   Redeemable convertible preferred stock                               -           13,486          (13,486) (a)              -
   Common stock                                                        68              770                2  (a)
                                                                                                       (770) (a)             70
   Additional paid-in capital                                     772,522                -          285,157  (a)      1,057,679
   Deferred stock-based compensation                               (9,183)               -                -              (9,183)
   Treasury stock                                                    (196)               -                -                (196)
   Notes receivable from stockholders                                (484)            (689)               -              (1,173)
   Accumulated deficit                                            (66,891)         (12,271)          12,271  (a)        (66,891)
                                                               ----------       ----------     ------------         -----------
         Total stockholders' equity                               695,836            1,296          283,174             980,306
                                                               ----------       ----------     ------------         -----------
                                                               $  763,099       $    4,937     $    285,174         $ 1,053,210
                                                               ==========       ==========     ============         ===========

  See accompanying notes to unaudited pro forma combined condensed financial statements.

                        PHONE.COM INC. AND SUBSIDIARIES

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                           YEAR ENDED JUNE 30, 1999

                     (In thousands, except per share data)

                                                                   HISTORICAL                                PRO FORMA
                                                     ---------------------------------------     ------------------------------
                                                      PHONE.COM        APION       ATMOTION       ADJUSTMENTS         COMBINED
                                                     -----------     ---------    ----------     -------------       ----------
Revenues:
   License                                           $     5,229     $       -    $        -     $           -       $    5,229
   Maintenance and support services                        5,921             -             -                 -            5,921
   Consulting services                                     2,292             -             -                 -            2,292
                                                     -----------     ---------    ----------     -------------       ----------
      Total revenues                                      13,442             -             -                 -           13,442
                                                     -----------     ---------    ----------     -------------       ----------
Cost of revenues:
   License                                                   371             -             -                 -              371
   Maintenance and support services                        3,022             -             -                 -            3,022
   Consulting services                                     1,146             -             -                 -            1,146
                                                     -----------     ---------    ----------     -------------       ----------
      Total cost of revenues                               4,539             -             -                 -            4,539
                                                     -----------     ---------    ----------     -------------       ----------
      Gross profit                                         8,903             -             -                 -            8,903
                                                     -----------     ---------    ----------     -------------       ----------
Operating expenses:
   Research and development                               13,082           432         4,671                 -           18,185
   Sales and marketing                                    10,840           227             -                 -           11,067
   General and administrative                              4,432           425         1,489                 -            6,346
   Stock-based compensation                                1,011             -             -             3,821 (b)        4,832
   Amortization of goodwill and
     intangible assets                                         -             -             -            81,160 (c)
                                                                                                        95,058 (e)      176,218
                                                     -----------     ---------    ----------     -------------       ----------
      Total operating expenses                            29,365         1,084         6,160           180,039          216,648
                                                     -----------     ---------    ----------     -------------       ----------
      Operating loss                                     (20,462)       (1,084)       (6,160)         (180,039)        (207,745)

Interest income(expense), net                              1,803             -          (141)                -            1,662
                                                     -----------     ---------    ----------     -------------       ----------
      Loss before income taxes                           (18,659)       (1,084)       (6,301)         (180,039)        (206,083)

Income taxes                                               2,104           147             -                 -            2,251
                                                     -----------     ---------    ----------     -------------       ----------
      Net loss                                           (20,763)       (1,231)       (6,301)         (180,039)        (208,334)

Preferred stock accretion                                      -             -          (363)              363 (g)            -
                                                     -----------     ---------    ----------     -------------       ----------
      Net loss attributable to
        common shareholders                          $   (20,763)    $  (1,231)   $   (6,664)    $    (179,676)      $ (208,334)
                                                     ===========     =========    ==========     =============       ==========
Basic and diluted net loss
   per share                                         $     (1.49)                                                    $   (11.35)
                                                     ===========                                                     ==========
Shares used in computing basic
   and diluted net loss per share                         13,932                                         2,393 (d)
                                                     ===========                                         2,025 (f)       18,350
                                                                                                                     ==========

  See accompanying notes to unaudited pro forma combined condensed financial statements.

                        PHONE.COM INC. AND SUBSIDIARIES

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      SIX MONTHS ENDED DECEMBER 31, 1999

                     (In thousands, except per share data)


                                                                   HISTORICAL                                PRO FORMA
                                                  -----------------------------------------      ------------------------------
                                                   PHONE.COM         APION        ATMOTION        ADJUSTMENTS         COMBINED
                                                  -----------      ---------     ----------      -------------       ----------
Revenues:
    License                                       $    12,918      $     473     $        -      $          -        $   13,391
    Maintenance and support services                    5,509              -              -                 -             5,509
    Consulting services                                 2,902              -              -                 -             2,902
                                                  -----------      ---------     ----------      ------------        ----------
         Total revenues                                21,329            473              -                 -            21,802
                                                  -----------      ---------     ----------      ------------        ----------
Cost of revenues:
    License                                               519            310              -                 -               829
    Maintenance and support services                    4,249              -              -                 -             4,249
    Consulting services                                 1,744              -              -                 -             1,744
                                                  -----------      ---------     ----------      ------------        ----------
         Total cost of revenues                         6,512            310              -                 -             6,822
                                                  -----------      ---------     ----------      ------------        ----------
         Gross profit                                  14,817            163              -                 -            14,980
                                                  -----------      ---------     ----------      ------------        ----------
Operating expenses:
    Research and development                           13,700            197          2,897                 -            16,794
    Sales and marketing                                10,540            276              -                 -            10,816
    General and administrative                          4,713            241          1,250                 -             6,204
    Stock-based compensation                            1,720              -              -               637 (b)         2,357
    Amortization of goodwill and
       intangible assets                               13,752              -              -            27,053 (c)
                                                                                                       47,529 (e)        88,334
                                                  -----------      ---------     ----------      ------------        ----------
         Total operating expenses                      44,425            714          4,147            75,219           124,505
                                                  -----------      ---------     ----------      ------------        ----------
         Operating loss                               (29,608)          (551)        (4,147)          (75,219)         (109,525)

Interest income(expense), net                           5,592              -            (42)                              5,550
                                                  -----------      ---------     ----------      ------------        ----------
         Loss before income taxes                     (24,016)          (551)        (4,189)          (75,219)         (103,575)

Income taxes                                              925             68                                                993
                                                  -----------      ---------     ----------      ------------        ----------
         Net loss                                     (24,941)          (619)        (4,189)          (75,219)         (104,968)

Preferred stock accretion                                   -              -           (501)              501 (g)             -
                                                  -----------      ---------     ----------      ------------        ----------
         Net loss attributable to
            common shareholders                   $   (24,941)     $    (619)    $   (4,690)     $    (74,718)       $ (104,968)
                                                  ===========      =========     ==========      ============        ==========
Basic and diluted net loss
    per share                                     $     (0.39)                                                       $    (1.56)
                                                  ===========                                                        ==========
Shares used in computing basic
    and diluted net loss per share                     63,530                                           1,561 (d)
                                                  ===========                                           2,025 (f)        67,116
                                                                                                                     ==========

       See accompanying notes to unaudited pro forma combined condensed financial statements.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(1)  Unaudited Pro Forma Combined Condensed Balance Sheet

The WAP Business of APiON

     On October 26, 1999, the Company acquired all of the outstanding capital stock of APiON Telecom Limited ("APiON") in exchange for 2,393,026 shares of its common stock. In addition, the Company also agreed to issue cash and common stock with an aggregate value of up to approximately $14,100,000 to current and former employees of APiON. APiON is a provider of WAP software products to GSM network operators in Europe and has expertise in GSM Intelligent Networks, wireless data and WAP technology. Former employees of APiON will receive consideration totaling up to approximately $6.5 million of which one third was paid in cash (approximately $2.2 million) upon the closing of the Company's secondary offering in November 1999 and two thirds is payable in common stock of the Company on the one year anniversary of the closing of the acquisition of APiON and is subject to forfeiture upon the occurrence of certain events. Current employees of APiON will receive consideration totaling up to approximately $7.6 million of which one third was paid in cash upon the closing of the Company's secondary offering and one third is payable in common stock of the Company on each of the first two anniversaries of the closing of the acquisition of APiON contingent upon continued employment. The actual number of Phone.com shares to be issued to current and former employees of APiON will depend upon the fair value of Phone.com common stock on the distribution date.

     Common stock issued to former shareholders and cash paid to current and former employees of APiON at the closing of the acquisition was included in the purchase price. Contingent common stock issuable in the future to former employees of APiON has been treated as contingent consideration. The then fair value of the common stock that is issued to the former employees of APiON upon the satisfaction of certain future events will be added to goodwill and amortized over the remaining useful life. Common stock issuable in the future to current employees of APiON has been recorded as deferred stock-based compensation.

     Total consideration given, including direct acquisition costs, aggregated approximately $245.9 million. The acquisition was accounted for as a purchase with the results of APiON included from the acquisition date. The excess of the purchase price over the fair value of tangible net assets acquired amounted to approximately $243.6 million, with $241.6 million attributable to goodwill, $1.7 million attributable to assembled workforce, $170,000 attributable to developed technology and $110,000 attributable to in-process research and development. The in-process research and development has been expensed on the acquisition date, and the intangible assets are being amortized on a straight-line basis over an estimated life of 3 years. In connection with the acquisition, the Company recorded deferred stock-based compensation in the amount of $5.1 million, which is being amortized on an accelerated basis over the vesting period of 24 months, consistent with the method described in FASB Interpretation No. 28.

     The historical balance sheet of Phone.com as of December 31, 1999 reflects the acquisition of APiON which was completed October 28, 1999.

     Under purchase accounting, the total purchase price was allocated to APiON's assets and liabilities based on their relative fair values as of the closing date of October 26, 1999.

The amounts and components of the purchase price along with the allocation of the purchase price to assets purchased are as follows (in thousands):

   Cash (including $2,547 paid to current employees of APiON)........  $  4,786
   Common stock......................................................   235,761
   Transaction costs.................................................     5,330
                                                                       --------
     Total purchase price............................................  $245,877
                                                                       ========

   Cash and cash equivalents.........................................  $    417
   Other current assets..............................................     5,971
   Property, plant and equipment and other noncurrent assets.........       507
   Liabilities assumed...............................................    (4,609)
                                                                       --------
     Book value of net tangible assets of APiON......................     2,286
   In-process research and development...............................       110
   Developed and core technology.....................................       170
   Assembled workforce...............................................     1,730
   Goodwill..........................................................   241,581
                                                                       --------
     Net assets acquired.............................................  $245,877
                                                                       ========

AtMotion

     On December 21, 1999, Phone.com entered into a Merger Agreement to acquire AtMotion, Inc. ("AtMotion"), an emerging provider of Voice Portal technology. In connection with the acquisition, which was completed on February 8, 2000, the Company issued 2,280,287 shares of its common stock in exchange for all of the outstanding common stock and redeemable convertible preferred stock of AtMotion, and assumed options and warrants of AtMotion for total consideration valued at approximately $285.2 million. The stock-for-stock transaction will be accounted for using purchase accounting.

     The pro forma combined condensed balance sheet as of December 31, 1999 gives effect to the merger as if it had occurred on December 31, 1999.

     The following adjustment has been reflected in the unaudited pro forma combined condensed balance sheet:

(a) To record common stock issued to stockholders of AtMotion and record applicable purchase accounting entries.

     Under purchase accounting, the total purchase price will be allocated to AtMotion's assets and liabilities based on their relative fair values. Allocations are subject to valuations as of the date of the consummation of the acquisition. Amounts allocated to goodwill and other intangible assets will be amortized on a straight-line basis over estimated useful lives of 3 years. The amounts and components of the purchase price along with the preliminary allocation of the purchase price to assets purchased are as follows (in thousands):

   Common stock......................................................  $277,174
   Fair value of options and warrants assumed........................     7,985
   Estimated transaction costs.......................................     2,000
                                                                       --------
     Total purchase price............................................  $287,159
                                                                       ========

   Cash and cash equivalents.........................................  $  1,353
   Other current assets..............................................       133
   Property and equipment............................................     3,305

   Other assets......................................................       146
   Notes receivable from stockholders................................       689
   Liabilities assumed...............................................    (3,641)
                                                                       --------
     Book value of net tangible assets of AtMotion...................     1,985
   Developed and core technology.....................................    42,542
   Assembled workforce...............................................       655
   Goodwill and other intangible assets..............................   241,977
                                                                       --------
     Net assets acquired.............................................  $287,159
                                                                       ========

     The actual allocation of the purchase price will depend on AtMotion's net assets on the closing date and Phone.com's evaluation of the fair value of the net assets as of the date indicated. Consequently, the actual allocation of the purchase price could differ from that presented above.

(2)  Unaudited Pro Forma Combined Condensed Statements of Operations

     The pro forma combined condensed statements of operations give effect to the acquisitions as if they had occurred on July 1, 1998.

The WAP Business of APiON

     The following adjustments have been reflected in the unaudited pro forma combined condensed statement of operations:

     (b) To reflect the accelerated amortization of deferred stock-based compensation associated with common stock of the Company to be issued to current employees of APiON in a manner consistent with Financial Accounting Standards Board Interpretation No. 28. The accelerated amortization results in 75% and 25% of the deferred stock-based compensation being amortized in the first year and second year after the closing of the acquisition of APiON, respectively.

     (c) Adjustment to record the amortization of goodwill and intangible assets resulting from the allocation of the APiON purchase price. The pro forma adjustment reflects goodwill and other intangible assets amortized on a straight-line basis over an estimated life of three years.

     (d)  To reflect the shares issued as consideration for the acquisition.


AtMotion

     The following adjustments have been reflected in the unaudited pro forma combined condensed statement of operations:

    (e) Adjustment to record the amortization of goodwill and intangible assets resulting from the allocation of the AtMotion purchase price. The pro forma adjustment assumes goodwill and other intangible assets amortized on a straight-line basis over an estimated life of three years.

    (f) To reflect common stock issued to shareholders of AtMotion. Shares to be issued for options and warrants and shares subject to repurchase until vested are excluded as they are antidilutive.

    (g)   To reverse accretion on preferred stock.

ITEM 7.   (c) EXHIBIT

          The following exhibit is filed herewith:

          23.01    Consent of Ernst & Young LLP, Independent Auditors

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this amendment to report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               PHONE.COM, INC.

DATE:  April 24, 2000                          By: /s/ ALAN BLACK
                                                  ------------------------------
                                               Alan Black
                                               Vice President of Finance and
                                               Administration, Chief Financial
                                               Officer and Treasurer (Principal
                                               Financial and Accounting Officer)